Exhibit 10.2
EXECUTION VERSION
          VOTING AGREEMENT, dated as of June 20, 2010 (this “Agreement”), among Biovail Corporation, a Canadian corporation (“Biovail”), Valeant Pharmaceuticals International, a Delaware corporation (“Delaware”) and the party listed on Schedule A hereto (the “Stockholder”).
          WHEREAS, Biovail, Valeant, Biovail Americas Corp., a direct, wholly owned subsidiary of Biovail (“BAC”), and Beach Merger Corp., a direct, wholly owned subsidiary of BAC (“Merger Sub”), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Merger Sub with and into Valeant; and
          WHEREAS, the Stockholder owns the number of shares of Valeant Common Stock set forth opposite its name on Schedule A hereto (such shares of Valeant Common Stock, together with any other shares of capital stock of Valeant acquired by the Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and
          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Biovail and Valeant have requested that the Stockholder enter into this Agreement.
          NOW, THEREFORE, the parties hereto agree as follows:
          SECTION 1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Biovail and Valeant as of the date hereof in respect of itself as follows:
          (a) Authority; Execution and Delivery; Enforceability. The Stockholder has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder. The Stockholder has duly executed and delivered this Agreement, and this Agreement, assuming this Agreement constitutes a legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Stockholder under, any provision of any Contract to which the Stockholder is a party or by which any properties or assets of the Stockholder are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any Judgment or Law applicable to the Stockholder or the properties or assets of the Stockholder. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act and Part IX of the Competition Act, if applicable to the Stockholder’s receipt in the Merger of Biovail Common Stock, and (ii) such reports under Sections 13(d) and 16 of the Exchange Act or under Canadian Securities Laws as may be required in connection with this Agreement and the transactions contemplated hereby.
          (b) The Subject Shares. The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite its name on Schedule A attached hereto, free and clear of any Liens. The Stockholder does not own, of record or beneficially, any shares of capital stock of Valeant other than the Subject Shares set forth opposite its name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.
          SECTION 2. Representations and Warranties of Biovail. Biovail hereby represents and warrants to the Stockholder and Valeant as follows: Biovail has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Biovail of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Biovail. Biovail has duly executed and delivered this Agreement, and this Agreement, assuming this Agreement constitutes a legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of Biovail, enforceable against Biovail in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery by Biovail of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Biovail under, any provision of any Contract to which Biovail is a party or by which any properties or assets of Biovail are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any Judgment or Law applicable to Biovail or the properties or assets of Biovail. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Biovail in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under the Securities Act, the Exchange Act or under Canadian Securities Laws as may be required in connection with this Agreement and the transactions contemplated hereby.
          SECTION 3. Representations and Warranties of Valeant. Valeant hereby represents and warrants to Biovail and the Stockholder as follows: Valeant has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Valeant of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Valeant. Valeant has duly executed and delivered this Agreement, and this Agreement, assuming this Agreement constitutes a legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of Valeant, enforceable against Valeant in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery by Valeant of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Valeant under, any provision of any Contract to which Valeant is a party or by which any properties or assets of Valeant are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any Judgment or Law applicable to Valeant or the properties or assets of Valeant. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Valeant in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under the Securities Act, the Exchange Act or under Canadian Securities Laws as may be required in connection with this Agreement and the transactions contemplated hereby.

          SECTION 4. Covenants of the Stockholder. The Stockholder covenants and agrees as follows:
          (a) At the Valeant Stockholder Meeting or any other meeting of the stockholders of Valeant called to seek the Valeant Stockholders Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement or the Merger is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares of the Stockholder in favor of granting the Valeant Stockholder Approval.
          (b) At any meeting of stockholders of Valeant or at any adjournment thereof or in any other circumstances upon which the Stockholder’s vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares of the Stockholder against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Valeant, (ii) any Valeant Takeover Proposal and (iii) any amendment of the Valeant Charter or the Valeant By-laws or other proposal or transaction involving Valeant or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement or the Merger or change in any manner the voting rights of any class of Valeant Capital Stock. The Stockholder shall not commit or agree to take any action inconsistent with the foregoing.
          (c) Other than this Agreement, the Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any Contract, option, derivative, hedging or other agreement or arrangement (including any profit- or loss-sharing arrangement) with respect to the Transfer of, any Subject Shares to any person other than pursuant to the Merger, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares and shall not commit or agree to take any of the foregoing actions.
          (d) Subject to Section 8 below, the Stockholder shall not, nor shall it authorize or permit any Representative of the Stockholder to (i) directly or indirectly solicit, initiate, knowingly encourage, induce or facilitate any Valeant Takeover Proposal or any inquiry or proposal that may reasonably be expected to lead to a Valeant Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations with any Person regarding, or furnish to any Person any information with respect to, or cooperate in any way with any Person (whether or not a Person making a Valeant Takeover Proposal) with respect to any Valeant Takeover Proposal or any inquiry or proposal that may reasonably be expected to lead to a Valeant Takeover Proposal.

          (e) The Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger.
          (f) The Stockholder hereby consents to and approves the actions taken by the Valeant Board in approving the Merger Agreement. The Stockholder hereby waives, and agrees not to exercise or assent to, any appraisal rights under Section 262 in connection with the Merger.
          SECTION 5. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the occurrence of a Valeant Adverse Recommendation Change, or (iv) the End Date, in each case other than with respect to the liability of any party for breach hereof prior to such termination; provided that, notwithstanding anything herein to the contrary, the obligations of the Stockholder pursuant to Section 4(c)(i) of this Agreement shall terminate on December 30, 2010 if this Agreement does not terminate on an earlier date pursuant to the terms of this Section 5.
          SECTION 6. Additional Matters. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Biovail or Valeant may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.
          SECTION 7. Publication. The Stockholder hereby permits Biovail and Valeant to publish and disclose in any proxy statement or prospectus (including any document or schedule filed with the SEC), or any other regulatory filings in connection with the Merger Agreement, the Stockholder’s identity and ownership of shares of Valeant Common Stock, the other information set forth on Schedule A attached hereto, and the nature of its commitments, arrangements and understandings pursuant to this Agreement. Each of Biovail and Valeant hereby permits the Stockholder to publish and disclose in any regulatory filing or filings which it is required under Law to make as a result of this Agreement the identity of Valeant and Biovail and the nature of the commitments, arrangements and understandings of Valeant or Biovail pursuant to this Agreement.
          SECTION 8. Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict the rights and obligations of G. Mason Morfit, Brandon Boze or any other designee of the Stockholder serving on the Board of Directors of Valeant from taking any action in their capacity as directors of Valeant (it being understood that this Agreement shall apply to the Stockholder solely in its capacity as a stockholder of Valeant) or voting in their sole discretion on any matter, whether in connection with the Merger Agreement or otherwise, and such actions shall not be deemed to constitute a breach of any provision of this Agreement.

          SECTION 9. General Provisions.
          (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
          (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Biovail or Valeant in accordance with Section 9.02 of the Merger Agreement and to the Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).
          (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.
          (d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
          (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
          (f) Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
          (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
          (i) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or the Merger, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the Merger in any court other than a Delaware state court or any Federal court sitting in the State of Delaware and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated hereby.

               IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

BIOVAIL CORPORATION,
by	/s/ William M. Wells
	Name:	William M. Wells
	Title:	Chief Executive Officer

VALEANT PHARMACEUTICALS INTERNATIONAL,
by	/s/ J. Michael Pearson
	Name:	J. Michael Pearson
	Title:	Chairman and Chief Executive Officer

VALUEACT CAPITAL MASTER FUND, L.P., by its general partner, VA Partners I,
by	/s/ Jeffrey W. Ubben
	Name:	Jeffrey W. Ubben
	Title:	Chief Executive Officer

SCHEDULE A

Name and Address of Stockholder	Number of Shares of Valeant Common Stock Owned

ValueAct Capital Master Fund, L.P.	15,138,358 shares*
435 Pacific Ave., 4th Floor
San Francisco, CA 94133
TEL: (415) 362-3700
FAX: (415) 362-5727
Attn: Allison Bennington
abennington@valueact.com

*	G. Mason Morfit also owns 24,687 Virginia Restricted Stock Units.